Exhibit 15.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-113552, 333-132221 and 333-149553) of Magic Software Enterprises Ltd., of our report dated 25th January 2011, with respect to the financial statements of Hermes Logistics Technologies Limited as of December 31, 2010, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2010.

/s/Levy Cohen & Co.
LEVY COHEN & CO.
Registered Auditors

16th March 2011